Exhibit 10.35.2

SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of February 28, 2017

Between:

LOANDEPOT.COM, LLC, as Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

The Parties have agreed to amend (for the second time) the Master Repurchase Agreement dated June 3, 2016 between them (the “Original MRA”, as amended by the First Amendment to Master Repurchase Agreement dated October 19, 2016, the “Amended MRA” and as amended hereby and as further supplemented, amended or restated from time to time, the “MRA”), to add a new sublimit for Jumbo Loans that are not covered by a Takeout Commitment, and they hereby amend the Original MRA as follows.

All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment have the same meanings here as there.

2. Definitions; Interpretation

(a) Definitions

A. The definition of “Eligible Mortgage Loan” is amended to read as follows:

“Eligible Mortgage Loan” means, on any date of determination, a Mortgage Loan:

(i) for which each of the applicable representations and warranties set forth on Exhibit B is true and correct as of such date of determination;

(ii) that is either a Conventional Conforming Loan, a Government Loan or a Jumbo Loan;

(iii) whose Origination Date was no more than thirty (30) days before the Purchase Date for the initial Transaction in which that Mortgage Loan was purchased by Buyer;

(iv) that is eligible for sale to an Approved Takeout Investor under its Takeout Guidelines;

(v) that has a required Repurchase Date not later than the following number of days after the Purchase Date for the initial Transaction to which that Mortgage Loan was subject:

Type of Mortgage Loan	Number of days
Aged Loan	75
Long Aged Loan	90
Conventional Conforming Loan	45
Government Loan	45
Jumbo Loan	45

(vi) that does not have a Combined Loan-to-Value Ratio in excess of (i) one hundred five percent (105%) in the case of a Conventional Conforming Loan or a Government Loan other than an RHS Loan or a High-CLTV Loan, (ii) one hundred two and forty-one thousandths percent (102.041%) in the case of an RHS Loan, (iii) one hundred twenty-five percent (125%) in the case of High-CLTV Loans or (iv) in the case of a Jumbo Loan the applicable maximum CLTV specified on Schedule III (or, in each case, such higher percentage determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) and, if its Loan-to-Value Ratio is in excess of eighty percent (80%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time), it has private mortgage insurance in an amount required by the applicable Agency Guidelines, unless pursuant to Agency Guidelines in existence at the time such Mortgage Loan was originated, private mortgage insurance is not required for such Mortgage Loan;

(vii) whose Mortgagor has a FICO Score of at least (i) 620 in the case of all Mortgage Loans other than Low FICO Government Loans or (ii) 580 in the case of Low FICO Government Loans (or, in each case, such lower minimum FICO Score as may be determined by Buyer in its sole discretion from time to time and specified in a written notice to Seller);

(viii) for which, on or before its Purchase Date, an Asset Schedule in which it is listed has been delivered to Buyer and Custodian;

(ix) for which, if not a Wet Loan, a complete Asset File has been delivered to Custodian on or before its Purchase Date and Buyer has received a Trust Receipt that includes it;

(x) for which, if a Wet Loan:

(A) if requested by Buyer, on or before its Purchase Date, a written fraud detection report reasonably acceptable to Buyer has been delivered to Buyer or (if Seller has paid the Fraud Detection Fee set forth in the Side Letter) has been obtained by Buyer;

(B) on or before its Purchase Date, an Asset Schedule in which it is listed has been delivered to Buyer and Custodian and Buyer has received a Trust Receipt that includes it;

(C) if requested by Buyer, all applicable items listed in clauses (i) through (iii) of the definition of Loan Eligibility File have been delivered to Buyer on or before its Purchase Date;

(D) and if it is also a Jumbo Loan, the applicable items listed in clauses (xxi) and (xxii) of this definition of Eligible Mortgage Loan have been delivered to Buyer on or before its Purchase Date; and

(E) at or before its Wet Delivery Deadline, a complete Asset File has been delivered to Custodian and Buyer has received a Trust Receipt that includes it;

(xi) if a Wet Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Wet Loans that are then subject to Transactions, is less than or equal to (i) sixty percent (60%) of the Facility Amount on any day that is one of the first five (5) or last five (5) Business Days of any month, or (ii) forty percent (40%) of the Facility Amount on any other day; provided that Buyer may specify such higher percentage or percentages as it shall determine in its sole discretion and state in a written notice to Seller from time to time;

(xii) that, if subject to a Takeout Commitment, (a) is not subject to a Takeout Agreement that has expired or been terminated or cancelled by the Approved Takeout Investor or with respect to which Seller is in default, (b) has not been rejected or excluded for any reason (other than default by Buyer) from the related Takeout Commitment by the Approved Takeout Investor;

(xiii) that, if subject to a Hedging Arrangement, is not subject to a Hedging Arrangement that has expired or been cancelled by the Hedging Arrangement counterparty or with respect to which Seller is in default or a termination event has occurred

(xiv) if an RHS Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other RHS Loans that are then subject to Transactions, is less than or equal to twenty percent (20%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount;

(xv) if a Second Home Loan, an Investor Loan or a Low FICO Government Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all Second Home Loans, Investor Loans and Low FICO Government Loans that are then subject to Transactions, is less than or equal to ten percent (10%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount;

(xvi) if a High-CLTV Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other High-CLTV Loans that are then subject to Transactions, is less than or equal to the lesser of Twenty-five Million Dollars ($25,000,000) or five percent (5%) of the Facility Amount (or such higher maximum amount or maximum percentage of the Facility Amount as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time);

(xvii) if an Aged Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Aged Loans and all Long Aged Loans that are then subject to Transactions, is less than or equal to seven percent (7%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time) of the Facility Amount;

(xviii) if a Long Aged Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Long Aged Loans and all Aged Loans that are then subject to Transactions, is less than or equal to seven percent (7%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time) of the Facility Amount;

(xix) if a Jumbo Loan (including Uncovered Jumbo Loans), whose Purchase Price, when added to the sum of the Purchase Prices of all other Jumbo Loans that are then subject to Transactions, is less than or equal to twenty percent (20%) (or such higher percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time) of the Facility Amount;

(xx) if an Uncovered Jumbo Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Uncovered Jumbo Loans that are then subject to Transactions, is less than or equal to the lesser of (x) five percent (5%) of the Facility Amount or (y) Fifteen Million Dollars ($15,000,000) (or such higher percentage or greater amount as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to any Seller from time to time);

(xxi) if a Jumbo Loan other than an Uncovered Jumbo Loan, evidence reasonably satisfactory to Buyer (Buyer may require that Seller provide a copy of the related Takeout Agreement and Seller will provide it unless both (i) such Takeout Agreement expressly either prohibits Seller from doing so or conditions Seller’s ability to do so upon first obtaining the related Approved Takeout Investor’s consent and (ii) Seller cannot obtain such consent) that it is covered by a valid and binding best efforts Takeout Commitment issued by an Approved Jumbo Takeout Investor (for the avoidance of doubt, except for Uncovered Jumbo Loans, Jumbo Loans that are covered by a mandatory Takeout Commitment or by Hedging Arrangements only are ineligible for purchase);

(xxii) if a Nondelegated Jumbo Loan, evidence reasonably satisfactory to Buyer of underwriting approval of such Nondelegated Jumbo Loan by an Approved Jumbo Takeout Investor;

(xxiii) that is not a Mortgage Loan that Seller has failed to repurchase when required by the terms of this Agreement;

(xxiv) for which the related Mortgage Note has not been out of the possession of Buyer pursuant to a Request for Documents Release for more than fifteen (15) days after the date of that Request for Documents Release;

(xxv) for which neither the related Mortgage Note nor the Mortgage has been out of the possession of Custodian pursuant to a Bailee Letter for more than the number of days specified in such Bailee Letter; and

(xxvi) that is not a Defaulted Loan.

B. The following new definitions are added to Section 2(a), in alphabetical order:

“Second Amendment to MRA” means the Second Amendment to Master Repurchase Agreement dated February ___, 2017 by and between the Parties, amending this Agreement.

“Uncovered Jumbo Loan” means a Jumbo Loan that is not covered by a Takeout Commitment issued by an Approved Jumbo Takeout Investor.

As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Lee Chung
Lee Chung
Authorized Officer

LOANDEPOT.COM, LLC

By:	/s/ Mike Smith
Mike Smith
Chief Accounting Officer

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